Exhibit 10.8(a)

FIRST AMENDMENT
TO THE SKYWEST, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

        This First Amendment to the SkyWest, Inc. 2006 Employee Stock Purchase Plan (the "Plan") is adopted effective as of January 1, 2009 by SkyWest, Inc., a Utah corporation (the "Company") as sponsor of the Plan.

        WHEREAS, the Company maintains the Plan for the benefit of its eligible employees and the eligible employees of its designated subsidiaries; and

        WHEREAS, the Company desires to amend the Plan to change the definition of "Purchase Price."

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1.     The text of Section 2(v) of the Plan is hereby deleted in its entirety and is replaced with the following:

    "'Purchase Price' means with respect to any Offering Period commencing after December 31, 2008 an amount equal to 95% of the Fair Market Value (as defined in Section 7(b) below) of a Share on the Purchase Date."

        IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this    day of January, 2009.

SKYWEST, INC.
By:	/s/ BRADFORD R. RICH

Name:	Bradford R. Rich

Its:	Chief Financial Officer